INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Bach-Hauser, Inc. on Form S-8 of our report dated June 21, 2000 appearing in the Annual Report on Form 10-KSB filed on June 26, 2000 of Bach-Hauser, Inc. for the year ended December 31, 1999.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants


New York, New York
October 17, 2000